UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2009
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters.
On July 20, 2009, the Compensation Committee of the Board of Directors of Trident Microsystems, Inc. (the “Company”), approved a one-time payment to each of Mr. Raymond K. Ostby and Mr. Hans Geyer in the amount of $60,000, for their service on the Special Litigation Committee, formed in May 2007 to review and manage any claims that the Company may have relating to its historical stock option grant practices and related issues investigated by the Special Committee, including the purported stockholder derivative lawsuits wherein the Company has been named as a nominal defendant, and the investigations by the Securities and Exchange Commission and the Department of Justice. This fee is similar to the fee of $60,000 paid to the members of the Special Committee upon completion of its work in connection with the Company’s investigation into its historical stock option granting practices and related accounting.
On July 20, 2009, the Compensation Committee of the Board of Directors of the Company also approved changes to the terms of equity grants to non-employee members of the Board of Directors. Currently, nonemployee members of the Board of Directors are granted, on the date immediately following the date of each annual meeting of the Company’s stockholders, automatically and without further action of the Board of Directors, a restricted stock award (an “Annual Restricted Stock Award”) equal to such number of shares determined by the stock price to be equal to $120,000 on the date of the award. Each Annual Restricted Stock Award shall vest on the day immediately preceding the first annual meeting occurring after the date of grant of the Annual Restricted Stock Award. However, subject to certain exceptions, under the terms of the Company’s 2006 Equity Incentive Plan (the “Plan”), within any fiscal year of the Company, no non-employee Director may be granted awards which, when combined with all other equity compensation awards granted by the Company within the same fiscal year, if any, are for a number of shares of stock that exceed a pre-determined percentage of the number of shares of Stock issued and outstanding on the first day of such fiscal year. Accordingly, the Compensation Committee has agreed to amend the terms of the Board of Directors compensation program such that the Annual Restricted Stock Award to be granted to non-employee members of the Board of Directors will be limited to 24,000 shares of restricted stock. In partial compensation of this reduction in value of the Annual Restricted Stock Award, the Compensation Committee has also agreed to increase the cash compensation payable to non-employee members of the Board of Directors by $22,000 per annum, payable following the date of the annual meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 24, 2009
TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann

David L. Teichmann
Senior Vice President, General Counsel & Corporate Secretary

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